UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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United America Indemnity, Ltd.

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For Release:	May 9, 2007

Contacts:	Financial	Media
	Kevin L. Tate, CPA	Lorraine L. Kemmerer
	Chief Financial Officer	(610) 660-6815
	(610) 660-6813	lkemmerer@uaigroupinc.com
ktate@uaigroupinc.com
UNITED AMERICA INDEMNITY APPOINTS LARRY A. FRAKES PRESIDENT AND COO
George Town, Grand Cayman, Cayman Islands, May 9, 2007 — United America Indemnity, Ltd. (NASDAQ: INDM) (UAI) today announced the appointment of Larry A. Frakes to the newly created positions of President and Chief Operating Officer of UAI, a holding company comprised of the member companies of United National Group, Penn-America Group, Inc. and Wind River Reinsurance Company. The appointment is effective immediately. In this new role, Mr. Frakes will report directly to Saul Fox, UAI’s Chairman and Chief Executive Officer.
Prior to joining UAI, Mr. Frakes held numerous senior positions at leading companies in the insurance industry. He recently retired from Everest Re Group, a world leader in property and casualty reinsurance and insurance, where he was employed for approximately 10 years, most recently as Executive Vice President and President of United States Insurance Operations. Mr. Frakes began his career in 1970 at CIGNA where he served in various roles until he was recruited to join the Empire Insurance Group in 1991. Mr. Frakes remained at Empire for five years as Senior Vice President and Chief Underwriting Officer in charge of all home office and branch underwriting insurance operations and a wholesale agency and specialty retail producer owned by Empire.
“It is a pleasure to welcome Larry Frakes to the management team at UAI,” said Saul Fox, Chairman and Chief Executive Officer of UAI Mr. Fox added: “Larry’s numerous outstanding accomplishments over his multifaceted, 37-year career in property and casualty insurance — including building over a mere 10 year period Everest Re’s specialty primary operation in the United States from something less than a ‘green field’ to a billion dollar, highly profitable business — indicates that Larry has the requisite knowledge, skill, experience, and drive to be UAI’s President and Chief Operating Officer. The Board of Directors is highly confident that Larry will significantly enhance the capabilities and performance of UAI to the material betterment of policyholders, agents, employees, and shareholders.”
“I’m very excited to be taking on a direct management role at UAI,” said Mr. Frakes. “Since joining UAI, I have been privileged to see firsthand how this Company works to maintain its enviable balance sheet, superior service and track record of profitable growth. I look forward to working with UAI’s talented management team to build an even stronger future for the Company’s agents, policyholders, employees and shareholders.”
The Company also announced today that Rob Fishman, who had been in charge of domestic operations, is no longer employed with the Company.
About United America Indemnity, Ltd.
United America Indemnity, Ltd. (NASDAQ:INDM), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, is a national and international provider of excess and surplus lines and specialty property and casualty insurance and reinsurance, both on an admitted and non-admitted basis. The Company’s principal operating subsidiaries include:
•	Penn-America, which distributes its products to small commercial businesses through a select network of general agents with specific binding authority.

•	United National, which markets insurance products for targeted insured segments, as well as specialty products such as professional lines, through program administrators with specific binding authority.

•	Specialty wholesale, which markets property, casualty and professional lines products through wholesale brokers.

•	Wind River Reinsurance Company, Ltd., a Bermuda based treaty and facultative reinsurer of excess and surplus lines and specialty property and casualty insurance.
For more information, visit the United America Indemnity, Ltd. Website at www.uai.ky.
Forward-Looking Information
This release contains forward-looking information about United America Indemnity, Ltd. and the operations of United America Indemnity, Ltd. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of the transactions, and statements about the future performance, operations, products and services of the companies.

The business and operations of United America Indemnity, Ltd. is and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: (1) the ineffectiveness of United America Indemnity, Ltd.’s business strategy due to changes in current or future market conditions; (2) the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products; (3) greater frequency or severity of claims and loss activity than United America Indemnity, Ltd.’s underwriting, reserving or investment practices have anticipated; (4) decreased level of demand for United America Indemnity, Ltd.’s insurance products or increased competition due to an increase in capacity of property and casualty insurers; (5) risks inherent in establishing loss and loss adjustment expense reserves; (6) uncertainties relating to the financial ratings of United America Indemnity, Ltd.’s insurance subsidiaries; (7) uncertainties arising from the cyclical nature of United America Indemnity, Ltd.’s business; (8) changes in United America Indemnity, Ltd.’s relationships with, and the capacity of, its general agents; (9) the risk that United America Indemnity, Ltd.’s reinsurers may not be able to fulfill obligations; (10) investment perform and credit risk; and (11) uncertainties relating to governmental and regulatory policies. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in United America Indemnity, Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as well as in the materials filed and to be filed with the U.S. Securities and Exchange Commission (SEC). United America Indemnity, Ltd. does not make any commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.
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